UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2006

INVISA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission	(IIRS Employer
of Incorporation)	File Number)	Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 2, 2006, the Registrant issued an interim report to its shareholders reporting recent developments and progress. The Registrant announced that to date six companies, representing approximately forty percent of the worldwide parking gate marketplace, have signed up for the Registrant’s OEM Partner Program, a program initiated by the Registrant to promote awareness of the Registrant’s “presence sensing” products while creating a market channel. The Registrant further reported on a growing shift in the attitude of the parking gate industry to increase safety of moving access gate arms. Lastly, the Registrant announced the addition of a new patent issued by the U.S. Patent Office to the Registrant in April 2006. The interim report is attached hereto as Exhibit 99. 1 and is incorporated herein by this reference.

The interim report and the information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

See Item 7.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the interim report to shareholders distributed by the Registrant on May 2, 2006.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Invisa Open Letter and Interim Progress Report to Shareholders distributed May 2, 2006.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: May 2, 2006	By:	/s/ Edmund C. King
Edmund C. King
Chief Financial Officer